Exhibit 21.1






                              LIST OF SUBSIDIARIES

Set forth below is a list of all subsidiaries of the Company as of December 31, 1998 the assets and operations of which are included in the Consolidated Financial Statements of Nortek, Inc., except subsidiaries that, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary:


                                                                   STATE OF
       NAME OF SUBSIDIARY                                       INCORPORATION

       Broan-NuTone Canada, Inc. ........................         Ontario
          Venmar Ventilation Inc ........................         Quebec
               Conservation Energy Systems, Inc. ........         Quebec
               Venmar Ventilation Inc. ..................         Quebec
               Aston Industries, Inc. ...................         Quebec
       Broan Mfg. Co., Inc. .............................         Wisconsin
          Aubrey Manufacturing, Inc. ....................         Delaware
       Jensen Industries, Inc. ..........................         Delaware
       LaCornue SA ......................................         France
       Linear Corporation ...............................         California
          Linear H.K. Manufacturing Limited .............         Hong Kong
          We Monitor America Incorporated ...............         Colorado
       Nordyne Inc. .....................................         Delaware
          Commercial Environmental Systems
          Group, Inc. ...................................         Delaware
               Mammoth, Inc. ............................         Delaware
               Governair Corporation ....................         Oklahoma
               Temtrol, Inc. ............................         Oklahoma
       Nortek (UK) Limited ..............................         United Kingdom
          Best S.p.A ....................................         Italy
               Best Deutschland GmbH ....................         Germany
          Elektromec S.p.A ..............................         Italy
       NuTone, Inc. .....................................         Delaware
       Ply Gem Industries, Inc. .........................         Delaware
          Currier Lumber Co., Inc. ......................         Michigan
               Continental Wood Preservers, Inc. ........         Michigan
          Great Lakes Window, Inc. ......................         Ohio
          Hoover Treated Wood Products ..................         Delaware
          Napco, Inc. ...................................         Delaware
          Richwood Building Products, Inc. ..............         Delaware
          SNE Enterprises, Inc. .........................         Delaware
          Variform, Inc. ................................         Missouri
       Rangaire LP ......................................         Delaware